UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

GH Capital, Inc.
(Exact name of registrant as specified in its charter)
Florida	000-55798	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 South Biscayne Blvd., Suite 2790, Miami, FL 33131
(Address of principal executive offices)
Registrant’s telephone number, including area code		305-714-9397
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2019, GH Capital, Inc. (the “Company” or “GHHC”) entered into a Share Exchange Agreement with Vitana-X, Inc.. (“Vitana-X”) whereby 100% of Vitana-X was purchased for certain shares of common and preferred shares of the Company (the “Agreement”). Pursuant to the Agreement the shareholders of Vitana-X shall exchange their shares for shares of the Company as follows:

•	The holders of the common stock of Vitana-X shall receive 100% of the shares of newly designated Series B Preferred Shares (the “GHHC Series B Shares”) in exchange for each share of Common Stock of Vitana-X, on a pro rata basis. The GHHC Series B Preferred Shares shall convert into a total amount equaling 80% of the total issued and outstanding common shares, post conversion, on a pro rata basis, which the Board of Directors has recommended to the shareholders. The Series B Preferred Share have no voting rights.

The closing of the Agreement was further conditioned upon the following:

•	Upon closing, Wolfgang Ruecker, William Bollander, Bane Katic and William Eilers shall resign as Directors of the Company and the following persons shall be appointed to the Board of Directors. More detail on the incoming board of directors is provided under Item 5.02, below.

Party	Position
Matthias Goeth	Director, CEO, President
Bernhard Sammer	Director
Dirk Richter	Director

Upon closing of the Agreement, Vitana-X will become a wholly owned subsidiary of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference.

Section 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

On August 21, 2019, the Company agreed to issue to 1,000,000 shares of Series B Preferred stock, to the respective shareholders of the common stock of Vitana-X, as set forth in Item 1.01 above under the terms of the Agreement in exchange for services. No issuance has been registered with the Commission.

The shares of Preferred Stock referenced herein will be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

One August 21, 2019, Mr. Wolfgang Ruecker entered into a Share Purchase Agreement with Mr. Dirk Richter and Mr. Bernhard Sammer (the “Buyers”), wherein the Buyers shall receive 1,000,000 Shares of Series A Preferred Stock of the Company, which represents 100% of the authorized Series A Preferred Stock of the Company, in exchange for $50,000.00. The GHHC Series A Preferred Stock hold voting rights, collectively and in their entirety, equal to exactly 65% of all voting right available at the time of any vote, including Series A Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the closing of the Agreement detailed above in Item 1.01, Wolfgang Ruecker, William Bollander, Bane Katic and William Eilers shall resign as directors of the Company. A copy of this filing has been furnished to Mr. Ruecker, Mr. Bollander, Mr. Eilers, and Mr. Katic, who have provided no written correspondence in response to the filing. There are no disputes or disagreements between the resigning members of the board of directors and the Company. As a final act of the sitting board of directors, the following persons shall be appointed to the Board of Directors:

Matthias Goeth, 28 years old, received his degree in 2008 in human economics. Worked as a hotel and restaurant manager in Lower ia until 2010, when he began military service as a sports and fitness instructor. From 2011-2018, Mr. Goeth served on the Austrian Police Force. Since 2017, Mr. Goeth has worked in the field of communications as a Leadership and Mental Motivation Coach. Since 2018, he has worked for DNA Bodytransformer as International Sales Director. Also, in 2018, Mr. Goeth began organizing charity events in Vienna, wherein he pulled a 55-ton Airbus A23 for 25 Meters to raise money for the Woman Cancer Organization, and pulled a 40-ton ship to raise money for handicapped Austrian athletes. Mr. Goeth has acted as a fitness model, and since 2017 has held the title of Austrian Strongman, the 2nd strongest man in his weight class. In early 2019, Mr. Goeth became a member of the Board of Directors and the Chief Executive Officer for Vitana-X, Inc.

Bernhard Sammer, 48 years old, began his career as a certified retailed salesman from 1986-1989. From there, he obtained a degree in gastronomy in college and spent some time studying medicine. From 1992-1996, Mr. Sammer was the CEO of Club Sunrise in Zall am See, Austria. From 1996-2001, Mr. Sammer was the CEO of Club Bull Bear in Saalbach Hinterglemm, Austria. From 2001-2004, he was the owner of two fashion boutiques in Mallorca. From 2007 until 2015, Mr. Sammer has held top positions in networking companies located in Austria and Germany. In 2015, he becameIn 2016, Mr. Sammer began planning for Vitana-X, Inc., a Florida corporation, and is still a member of their Board of Directors.

Dirk Richter, 47 years old, has been an entrepreneur for over 20 years as a consultant in the fields of planning, management, strategies, and expansions planning for companies. From 1989-1996, Mr. Richter served as a managing director and owner of Dress & Co., and from 1996-2015, he was the owner of Add Value GMBH. Mr. Richter has since sold and closed both of those companies. From 2015-2018, Mr. Richter served as the Chief Financial Officer for Sport Media Vertriebs AG. Since 2018, Mr.Richter has acted as a director and owner of AL Lifescience LTD. In early 2019, he became a member of the Board of Directors for Vitana-X, a Florida corporation, and has served in that position until the present date.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii)	Engaging in any type of business practice; or
iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In anticipation of closing the Agreement as described in Item 1.01 above, on August 16, 2019, the Board of Directors designated a series of preferred shares which was duly filed with the state of Florida. Specifically, the Board of Directors designated 1,000,000 shares of Series B Preferred stock, with no par value. The Series B Preferred stock shall convert, pro rata, into an amount equaling 80% of the total issued and outstanding common stock of the Company, after the conversion. The Series B Preferred Share have no voting rights.

The designation did not make any material changes to the Company’s existing Articles of Incorporation other than incorporating the amendments described above.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 3.1, and incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Designation of Series B Preferred Stock filed with the state of Florida on August 16, 2019
10.1	The Share Exchange Agreement between the Company and Vitana-X dated August 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	August 21, 2019
		By:	/s/ William Bollander
		Name:	William Bollander
		Title:	Chief Executive Officer